Exhibit 23.1



CONSENT  OF  INDEPENDENT  ACCOUNTANTS

The  Board  of  Directors
International  Commercial  Television  Inc.  and  Subsidiaries
     (formerly  known  as  Moran  Dome  Explorations,  Inc.)


We consent to the reference to our firm under the caption "Interests of Named Experts and Counsel" and to the use of our report dated November 26, 2001, in Amendment No. 3 to the Registration Statement (Form SB-2) and related Prospectus of International Commercial Television Inc. for the registration of shares of its common stock to be sold by International Commercial Television Inc. and the Selling Shareholders.



February 7, 2002


     /s/  Moore Stephens Frazer and Torbet, LLP
     ------------------------------------------
Moore Stephens Frazer and Torbet, LLP
Independent Accountants


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